UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2006

Capital Growth Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-30831	65-0953505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 East Commerce Drive, Suite A, Schaumburg, Illinois 60173

(Address of Principal Executive Offices, Including Zip Code)

(630) 872-5800

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Signature Page

Item 1.01 Entry into a Material Definitive Agreement

Agreement to Acquire 20/20 Technologies, Inc.

On September 8, 2006, Capital Growth Systems, Inc., a Florida corporation (the “Company”), entered into an Agreement and Plan of Merger (the “20/20 Merger Agreement”) by and among the Company, 20/20 Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“20/20 Mergeco”), and 20/20 Technologies, Inc., a Delaware corporation (“20/20”). Also party to the Agreement for the specific purposes called for therein was 20/20 Representative, Inc. (“20/20 Representative”). The transactions contemplated pursuant to the 20/20 Merger Agreement (the “20/20 Acquisition”) were consummated on September 8, 2006 (the “Closing Date”).

Pursuant to the terms of the 20/20 Merger Agreement, the Company agreed to acquire all of the capital stock of 20/20 in exchange for certain cash, stock consideration and the assumption of certain indebtedness. The Company and 20/20 effected the transaction through a reverse triangular merger whereby 20/20 Mergeco was merged with 20/20, and 20/20 was the surviving corporation (the “Merger”).

The aggregate consideration paid to 20/20 in connection with the Merger was $13,000,000, comprised of cash consideration in the amount of $3,559,416, the assumption of additional indebtedness in the amount $4,137,516, and stock valued at $5,303,068 and comprised of 3,899,315 shares of the Company’s common stock, par value of $0.0001 (“Common Stock”) and 2,651.53 shares of the Company’s Series B preferred stock, par value $.0001 (the “Series B Preferred Stock”, and collectively with the shares of Common Stock, the “Transaction Shares”). The value of the Transaction Shares was based on the average closing price of the Company’s Common Stock for the ten trading days immediately preceding the Closing Date and was equal to $0.68 per share. The Series B Preferred Stock, by its terms will automatically convert into an additional 3,899,315 shares of common stock upon the filing of articles of amendment to the Company’s articles of incorporation authorizing the issuance of not less than 50,000,000 shares of common stock, and it enjoys a liquidation preference prior to conversion equal to $0.68 per share.The aggregate consideration to be paid is subject to a net asset adjustment with respect to 20/20 which is anticipated to be completed by October 8, 2006. This adjustment will be based upon a true up of the outstanding indebtedness of 20/20 as of the Closing Date and the outstanding cash and receivables as of the Closing Date (with an adjustment in the share issuance up or down to the extent the net indebtedness of 20/20 was greater or less than the amounts specified above). A portion of the Transaction Shares have been held back as security in connection with certain indemnification obligations of 20/20 and its stockholders.

The Company has also agreed to take all reasonable steps to adopt an option plan in which all employees of the Company, including any wholly-owned subsidiaries thereof, including 20/20, shall be eligible to participate and which shall allow for the issuance of up to no less than 5,000,000 shares of the Company's common stock, provided that prior to the adoption of an amendment to its Articles of Incorporation authorizing the issuance of not less than 50,000,000 shares of Common Stock, said plan may provide for the issuance of not less than 5,000 shares of Series A preferred stock of the Company.

The Transaction Shares will be unregistered, restricted stock, and shall be subject to piggyback registration rights in connection with the registration rights granted to the investors (subject to placement agent cutback to the extent determined necessary by the placement agent) in the next equity financing transaction which the Company intends to pursue with minimum net proceeds of $6,000,000 (the “Next Equity Financing”).

The Company's Chairman, Mr. Robert T. Geras, was an indirect debt holder of 20/20 by virtue of ownership of 90% of an entity which had advanced funds to 20/20 and was also a holder of preferred stock of 20/20. Prior to serving as the Company's Chief Executive Officer, Mr. Thomas G. Hudson, served as the Chairman of the Board of Directors of 20/20. Prior to the closing of the 20/20 Acquisition, Mr. Hudson held common stock in 20/20 and had also advanced funds to 20/20.

In connection with the closing of the 20/20 Acquisition, Patrick C. Shutt and George King, former executives of 20/20, have entered into employment agreements with the Company containing customary terms and conditions as discussed further below. In addition, the employment agreement of Mr. Hudson was amended as discussed below.

The Merger Agreement contained certain conditions to closing including the obligation of 20/20 to deliver signed creditor agreements on terms satisfactory to the Company with respect to past due indebtedness. This condition was waived by the Company as part of the closing conditions, and it is in the process of negotiating with the holders of past due notes issued by 20/20 and its subsidiaries for establishment of a payment program to satisfy this indebtedness. The holders of two of the notes aggregating $310,000 in original principal amount have made demand for payment of their notes and the Company is in the process of seeking to establish a payment program with those holders. The Company is also in dialogue with the three holders of an additional $1,050,000 of principal amount of past due notes issued by 20/20 and its subsidiaries regarding a payment program for their notes, for which no demand for payment has been made to date. All of the aforesaid notes were issued at varying times in 2005 and bear simple interest at 8% per annum through maturity. The Company has entered into deferred payment programs with the holders of a substantial majority of the outstanding trade debt of 20/20 and subsidiaries but not with 100% of those creditors. The Company expects but cannot guarantee that it will be able to manage the payment of the indebtedness referenced above from its current resources and future fund raising efforts. Should it be unsuccessful in the foregoing this could have a material adverse impact on the Company and its subsidiaries.

Shutt Employment and Option Agreements

Effective on September 8, 2006, the Company entered into an employment agreement, a stock option agreement and a performance option agreement with Patrick C. Shutt, upon Mr. Shutt's appointment as the Company’s President and a member of the Board of Directors ("Board"). Each agreement was approved by the Company’s Board.

Mr. Shutt’s appointment as President was pursuant to an employment agreement (“Shutt Employment Agreement”), the material terms of which are briefly summarized here. Mr. Shutt has been appointed to the position of President of the Company, subject to the power of the CEO and Board to limit such duties, responsibilities and authority. The term of the Shutt Employment Agreement is for a period of two (2) years, subject to either party terminating it prior to the expiration of such two (2) year term. The term shall continue for additional one (1) year terms if neither party terminates the Shutt Employment Agreement prior to the expiration of the original two (2) year term and each subsequent extension. Mr. Shutt’s annual base salary shall be equal to $200,000 with the possibility of an annual performance bonus as determined by the Board. Mr. Shutt will also be entitled to participate in all other benefits, perquisites, vacation days, benefit plans or programs of the Company which are available generally to other Company executives. In addition, the Company granted Mr. Shutt an option to acquire up to 1,500,000 shares of common stock of the Company at a strike price of $.70 per share (the “Employee Options”). In accordance with the option agreement (i) 25% of the Employee Options vested upon approval by the Board, and (ii) 25% shall thereafter vest on each anniversary of the Agreement over the next three (3) years. The Employee Options are governed by an option agreement between Mr. Shutt and the Company, reflecting such terms.

Mr. Shutt’s Employment Agreement also includes a grant of an option to acquire up to 1,000,000 shares of the Company’s common stock (the “Performance Options”) for a strike price equal to $.70, as an incentive to attain certain revenue objectives. The Performance Options shall vest on the following basis:  upon each realization by the Company of an incremental $20 million of third party service and/or maintenance revenue from new or existing customers, with gross margins in excess of 30%, pursuant to an agreement of one year or more, Mr. Shutt shall vest in 50% of the Performance Options; the remaining options vest upon realization by the Company of a second $20 million of third party service and/or maintenance revenue from new or existing customers, with gross margins in excess of 30%. The Performance Options are governed by an option agreement between Mr. Shutt and the Company, reflecting such terms.

The Shutt Employment Agreement provides for customary severance and an acceleration of unvested Employee Options and Performance Options in the event the Company terminates Mr. Shutt’s employment without cause or if Mr. Shutt terminates for “good reason.” Additionally, the Employee Options and Performance Options immediately vest and become exercisable in the event of a “change of control” as follows: (i) 50% will vest immediately if at any time after the occurrence of a change in control or the announcement of a change in control the Company’s per share common stock price equals or exceeds $1.80; and (ii) 100% will vest immediately if at any time after the occurrence of a change in control or the announcement of a change in control the Company’s per share common stock price equals or exceeds $2.35, in the event the unvested options are not substituted or continued by the acquirer. Finally, the Shutt Employment Agreement provides for additional payments to Mr. Shutt in the event of a change of control or if some of the compensation payable to Mr. Shutt upon a change of control exceeds certain limitations contained in the Internal Revenue Code of 1986, as amended.

King Employment and Option Agreements

Effective on September 8, 2006, the Company entered into an employment agreement, a stock option agreement and a performance option agreement with George A. King, upon appointment of Mr. King as the Company’s President Global Operations and Development. Each agreement was approved by the Company’s Board.

Mr. King’s appointment as President Global Operations and Development was pursuant to an employment agreement (“King Employment Agreement”), the material terms of which are briefly summarized here. Mr. King has been appointed to the position of President Global Operations and Development, responsible for knowledge database, carrier and channel partnerships and corporate business development, subject to the power of the CEO and Board to limit such duties, responsibilities and authority. The term of Mr. King’s Agreement shall be for a period of two (2) years, subject to either party terminating it prior to the expiration of such two (2) year term. The term shall continue for additional one (1) year term if neither party terminates the Agreement prior to the expiration of the original two (2) year term and each subsequent extension. Mr. King’s annual base salary shall be equal to $200,000 with the possibility of an annual performance bonus as determined by the Board. Mr. King will also be entitled to participate in all other benefits, perquisites, vacation days, benefit plans or programs of the Company which are available generally to other Company executives. In addition, the Company granted Mr. King an option to acquire up to 1,500,000 shares of common stock of the Company at a strike price equal to $.70 per share (“Employee Options”). In accordance with the option agreement (i) 25% of the Employee Options vested upon approval of the option agreement by the Board, and (ii) 25% shall thereafter vest on each yearly anniversary of Mr. King’s Agreement over the next three (3) years. The Employee Options are governed by an option agreement between Mr. King and the Company, reflecting such terms.

Mr. King’s Employment Agreement also includes a grant of an option to acquire up to 1,000,000 shares of the Company’s common stock (the “Performance Options”) for a strike price equal to $0.70 per share. The Performance Options shall vest on the following basis:  upon each realization by the Company of an incremental $20 million of third party service and/or maintenance revenue from new or existing customers, with gross margins in excess of 30%, pursuant to an agreement of one year or more, Mr. King shall vest in 50% of the Performance Options; the remaining options vest upon realization by the Company of a second $20 million of third party service and/or maintenance revenue from new or existing customers, with gross margins in excess of 30%. The Performance Options are governed by an option agreement between Mr. King and the Company, reflecting such terms.

The King Employment Agreement provides for customary severance and an acceleration of unvested Employee Options and Performance Options in the event the Company terminates Mr. King’s employment without cause or if Mr. King terminates for “good reason.” Additionally, the Employee Options and Performance Options immediately vest and become exercisable in the event of a “change of control” as follows: (i) 50% will vest immediately if at any time after the occurrence of a change in control or the announcement of a change in control the Company’s per share common stock price equals or exceeds $1.80; and (ii) 100% will vest immediately if at any time after the occurrence of a change in control or the announcement of a change in control the Company’s per share common stock price equals or exceeds $2.35, in the event the unvested options are not substituted or continued by the acquirer in the event the unvested options are not substituted or continued by the acquirer. Finally, the King Employment Agreement provides for additional payments to Mr. King in the event of a change in control or if some of the compensation payable to Mr. King upon a change of control exceeds certain limitations contained in the Internal Revenue Code of 1986, as amended.

Amendment to Hudson Employment Agreement and Option Agreements

Effective on September 8, 2006, the Company entered into an amendment of the employment agreement, a stock option agreement and a performance option agreement with Thomas G. Hudson, the Company’s CEO. Each agreement and amendment was approved by the Company’s Board.

Pursuant to the terms of the amendment to the employment agreement (the “Amendment”), Mr. Hudson surrendered 1,993,985 of his previously-granted 2,993,985 performance options (the “Performance Options”) so that the Company could use such options to attract additional highly-qualified executives. Mr. Hudson retained the right to purchase 1,000,000 Performance Options pursuant to an amended option agreement whereby Mr. Hudson's right was adjusted to the right to acquire up to 1,000,000 shares of the Company's common stock at a strike price equal to $0.70 per share. The Performance Options shall vest on the following basis:  upon each realization by the Company of an incremental $20 million of third party service and/or maintenance revenue from new or existing customers, with gross margins in excess of 30%, pursuant to an agreement of one year or more, Mr. Hudson shall vest in 50% of the Performance Option Shares; the remaining options vest upon realization by the Company of a second $20 million of third party service and/or maintenance revenue from new or existing customers, with gross margins in excess of 30%.

In addition, the Company granted Mr. Hudson an additional option to acquire shares up to 303,307 additional shares of the Company's common stock (bringing the options under this agreement as amended to purchase up to an aggregate of 1,800,000 shares at a strike price equal $.70 per share (“Employee Options”). In accordance with the option agreement (i) 25% of the Employee Options will vest immediately, and (ii) 25% shall thereafter vest on each anniversary of the Amendment over the next three (3) years. Further, the Employee Options are governed by an option agreement between Mr. Hudson and the Company, reflecting such terms.

The terms of the Amendment provide for vesting of options in the event of a “change of control” of the Company (as defined in Mr. Hudson’s Employment Agreement, as amended). The Employee Options will vest immediately and become exercisable in the event of a change of control if the unvested Employee Options are not substituted or continued by the acquirer. Additionally, in the event of a change of control of the Company, the Performance Options will vest as follows: (i) 50% will vest immediately if at any time after the occurrence of a change in control or the announcement of a change in control the Company’s per share common stock price equals or exceeds $1.80; and (ii) 100% will vest immediately if at any time after the occurrence of a change in control or the announcement of a change in control the Company’s per share common stock price equals or exceeds $2.35, in the event the unvested options are not substituted or continued by the acquirer in the event the unvested options are not substituted or continued by the acquirer. Upon the completion of a change in control, all remaining unvested Performance Options will expire.

Secured Note Purchase Agreement

On July 23, 2006, the Company commenced an offering pursuant to a form of "Secured Note Purchase Agreement" with a limited number of accredited investors, of up to $6,000,000 of units comprised of secured bridge notes plus detachable warrants, with closing contingent upon the sale of not less than $5,000,000 of the units. The proceeds of the offering were intended to fund the cash component of the Company's proposed acquisition of 20/20, as well as to provide the Company with additional working capital. The Company effected the initial closing on the offering upon the placement of an aggregate of $5,432,367 of principal amount of secured bridge notes on September 8, 2006, at which time the Company closed our purchase of 20/20 through a reverse triangular merger. The notes are secured by a collateral assignment of the secured promissory notes that had been issued by 20/20 to it secured lenders (with an original principal amount of approximately $3,200,000), as well as a first lien on the assets of our subsidiary, Nexvu Technologies, LLC., and are enforceable pursuant to a form of note administration and security agreement whereby an administrative agent has been appointed to act on behalf of all the note holders as a class. Each note has a term of 120 days, bears simple interest (due on maturity) of 18% per annum, payable at maturity and may be prepaid in whole or part without penalty. The secured bridge notes are subject to mandatory prepayment with 25% of all net proceeds raised by the Company in its Next Equity Financing above $5,000,000 of proceeds, which prepayment percentage increases to 50% of all net equity proceeds raised in excess of $10,000,000. The unpaid principal amount of each note is convertible into investment units in the Next Equity Financing, while the note is outstanding and for a period of 30 days following the date of payment of the principal back to the holder of the note.

The warrants included in the secured bridge financing units provide the right to acquire 37,500 shares of the Company’s common stock for each $100,000 of principal amount invested; provided however, due to the Company’s need to authorize additional common stock in order to be able to fund subsequent equity issuances, the Company has established a class of Series A Convertible Preferred Stock which automatically converts into common stock upon its effecting the necessary amendment to its Articles of Incorporation to authorize at least 50,000,000 shares of common stock, and pending the effecting of such amendment the warrants are exercisable for an amount of Series A Preferred Stock which is substantially the functional equivalent of 37,500 shares of the common stock. Each warrant has a term expiring December 31, 2011, subject to a call provision in favor of the Company at any time that its common stock has achieved a level of $4.00 per share or greater for 20 consecutive trading days, whereupon on delivery of the call notice within 10 business days thereafter, if not exercised within 30 days thereafter, the warrant lapses. Each warrant is exercisable at the lesser of $0.90 per share or the effective per share price (on an as converted to common stock basis if the offering is not of common stock, without providing any value in the offering to warrants if any as part of units included with the capital stock) of the next equity financing of the Company of not less than $5,000,000.

Item 2.01 Completion of Acquisition or Disposition of Assets

As set forth in Item 1.01 and incorporated herein by reference, on September 8, 2006, the Company consummated the acquisition of 20/20 pursuant to the 20/20 Merger Agreement. The aggregate consideration paid to 20/20 in connection with the Merger was $13,000,000, comprised of cash consideration in the amount of $3,559,416, the assumption of additional liabilities in the amount $4,137,516, and 3,899,315 shares of the Company’s Common Stock and 2,651.53 shares of the Company’s Series B Preferred Stock.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As set forth in Item 1.01 and incorporated herein by reference, on September 8, 2006, the Company entered into a Secured Note Purchase Agreement, and incurred indeptedness in connection with the issuance of such convertible notes in the initial principal amount of $5,432,367.

Item 3.02 Unregistered Sales of Equity Securities

With respect to each issuance outlined in this Item 3.02, unless otherwise stated, the Company relied upon exemptions contained in Regulation D promulgated under the Securities Act of 1933, as amended, to make such issuance.

As set forth in Item 2.01, on September 8, 2006, the Company issued to the shareholders of 20/20 an aggregate of 3,899,315 shares of the Company’s Common Stock and 2651.53 shares of the Company’s Series B Preferred Stock. Mr. Geras, the Company's Chairman, and Mr. Hudson, the Company's CEO, were stockholders and debt holders of 20/20 at such time.

On September 8, 2006, the Board of the Company authorized the issuance to certain previous lenders to the Company, warrants to purchase shares of the Company’s common stock in the following amounts, all with an exercise price of $0.70 per share: David Beamish, 25,700 shares; Momentum Capital, LLC (an affiliate of Lee Wiskowski and Douglas Stukel), 15,000 shares; Albert Pick 15,000 shares; Douglas Stukel 25,700 shares; Michael Balkin 25,700 shares; Lou Orenstein 187,500 shares; and Albert Pick 30,000 shares. Messrs. Beamish, Stukel and Wiskowski are members of the Company’s board of directors.

On September 8, 2006, the Board of the Company authorized the issuance of warrants to purchase 135 shares of the Company’s Series A Preferred Stock (convertible into 150,000 shares of Company common stock) to Mellon Enterprises, L.P. with an exercise price equal to the common stock equivalent price in the Next Equity Financing.

On September 8, 2006, the Board of the Company authorized the issuance of warrants to purchase 250,000 shares of the Company’s common stock to Mellon Enterprises, L.P. with an exercise price equal to the common stock equivalent price in the Next Equity Financing.

On September 8, 2006, the Board of the Company authorized the issuance of warrants to purchase 90,000 shares of the Company’s common stock to LaSalle 20/20 Lender, LLC (the “LaSalle Lender”) with an exercise price equal to the common stock equivalent price in the Next Equity Financing. Mr. Geras, the Company’s Chairman of the Company’s Board, is a principal in LaSalle Lender.

On September 8, 2006, the Board of the Company authorized the issuance of warrants to purchase 379.6875 shares of the Company’s Series A Preferred Stock to Venture Equities Management, Inc. (convertible into 421,875 shares of common stock with an exercise price equal to the common stock equivalent in the Next Equity Financing).

On September 8, 2006, the Board of the Company authorized the issuance of warrants to purchase 1,833.43 shares of the Company’s Series A Preferred Stock (convertible into 2,037,138 shares of common stock) to various lenders in connection with the Secured Bridge Note Purchase Agreement with an exercise price equal to the common stock equivalent price in the Next Equity Financing.

On September 14, 2006, the Board of the Company authorized the issuance of warrants to purchase 450,000 shares of the Company’s common stock to Robert Geras, with an exercise price of $0.70 per share. Mr. Geras is the Company’s Chairman.

On September 14, 2006, the Board of the Company authorized the issuance of warrants to purchase 715,000 shares of the Company’s common stock to Lee Wiskowski, with an exercise price of $0.70 per share. Mr. Wiskowski is an officer and director of the Company.

On September 14, 2006, the Board of the Company authorized the issuance of warrants to purchase 715,000 shares of the Company’s common stock to Douglas Stukel, with an exercise price of $0.70 per share. Mr. Stukel is an officer and director of the Company.

On September 14, 2006, the Board of the Company authorized the issuance of warrants to purchase 150,000 shares of the Company’s common stock to Phil Kenny, with an exercise price of $0.70 per share. Mr. Kenny is a director of the Company.

On September 14, 2006, the Board of the Company authorized the issuance of warrants to purchase 150,000 of the Company’s common stock to David Beamish, with an exercise price of $0.70 per share. Mr. Beamish is a director of the Company.

On September 14, 2006, the Board of the Company authorized the issuance of warrants to purchase 150,000 of the Company’s common stock to Skip Behm, with an exercise price of $0.70 per share. Mr. Behm is an officer of the Company

On September 14, 2006, the Board of the Company authorized the issuance of warrants to purchase 100,000 of the Company’s common stock to Steve Blaes, with an exercise price of $0.70 per share.

Item 5.02  Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers

The Board of Directors of the Company appointed Patrick C. Shutt as a Director of the Company, effective September 14, 2006. Mr. Shutt’s appointment to the Board was to fill an existing vacancy therein. Mr. Shutt was appointed President of the Company, effective September 8, 2006. Prior to joining the Company, Mr. Shutt most recently served as a Director and Chief Executive Officer of 20/20 Technologies, Inc. and Director and the CEO of Magenta net-Logic, Ltd., a wholly-owned subsidiary of 20/20. Prior to 20/20, Mr. Shutt served as Director, Chairman, Chief Executive Officer and President at Universal Access, Inc. from 1997 to November 2002.

The Board of Directors of the Company appointed George King as its President Global Operations and Development, effective September 8, 2006. Prior to joining the Company, Mr. King served asVice Chairman of 20/20 Technologies, Inc. and a Director of Magenta net-Logic, Ltd., a wholly owned subsidiary of 20/20. Prior to 20/20, Mr. King served as a Director, Chief Development Officer and in several operating roles at Universal Access, Inc. from 1997 to November 2002.

The appointments of Mr. Shutt to the position of President of the Company and Mr. King to the position of President Global Operations and Development were pursuant to employment agreements, more fully described in Item 1.01 above which is incorporated herein by reference.

None of Mr. Shutt’s or Mr. King’s family members hold an executive office or a seat on the Board. Neither Mr. Shutt nor Mr. King serve as a director for any other reporting company. Each of Mr. Shutt and Mr. King were formerly shareholders, and officers and directors of 20/20, and Mr. Shutt was also a debtholder.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 8, 2006, the Company classified and designated 200,000 shares of its authorized but unissued shares of preferred stock, 100,000 shares of which were designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and 100,000 shares of which were designated as Series B Convertible Preferred Stock (the “Series B Preferred Stock”), and filed such Articles of Amendment to its Articles of Incorporation designating the Series A Preferred Stock and the Series B Preferred Stock with the Florida Department of State.

Upon the amendment of Article III of the Company’s Articles of Incorporation to increase the maximum number of shares of common stock outstanding at any one time to at least 50,000,000, all shares of Preferred Stock then held by each holder of Preferred Stock shall be automatically converted (a “Mandatory Conversion”): (i) with respect to the Series A Preferred Stock, into shares of common stock equal to the number of shares of common stock equal to the product of the number of shares of Series A Preferred Stock held by each holder of Series A Preferred Stock times the Series A Conversion Rate (as defined below) in effect at the time, and (ii) with respect to the Series B Preferred Stock, into shares of common stock equal to the number of shares of common stock equal to the product of the number of shares of Series B Preferred Stock held by each holder of Series B Preferred Stock times the Series B Conversion Rate (as defined below) in effect at the time. Each share of Series A Preferred Stock is convertible, pursuant to a Mandatory Conversion, into shares of common stock at a rate of 1111.11 shares of common stock for each share of Series A Preferred Stock, subject to adjustment (the “Series A Conversion Rate”). Each share of Series B Preferred Stock is convertible, pursuant to a Mandatory Conversion, into shares of common stock, at a rate of 1470.59 shares of common stock for each share of Series B Preferred Stock, subject to adjustment (the “Series B Conversion Rate”).

The foregoing description of the Articles of Amendment does not purport to be complete and is qualified in its entirety by reference to and incorporates herein by reference the full text of the Articles of Amendment, which are attached hereto as Exhibit 3.1.

Item 8.01 Other Events

On September 12, 2006, the Company issued a press release announcing the 20/20 Acquisition, which press release is attached hereto and incorporated herein by reference as Exhibit 99.1.

On September 14, 2006, the Board awarded warrants to purchase shares of the Company’s common stock with an exercise price of $0.70 per share in recognition for the service to the Board. Board members were awarded 75,000 warrants per each year of service. Additionally, the Board approved warrants to each of Douglas Stukel and Lee Wiskowski in the amount of 250,000 shares of the Company’s common stock with an exercise price of $0.70 per share, in recognition for service as officers of the Company over the past two years, and an additional 225,000 warrants to purchase shares of Company common stock to Robert Geras for his serving as Chairman of the Board Chairman of each of the Audit Committee and Compensation Committee for each of the past three years.

On September 13, 2006, the Company terminated its previously announced letter of intent with Cirond Corporation with respect to a potential acquisition thereof.

Item 9.01 Financial Statements and Exhibits

(b)	Exhibits

3.1	Articles of Amendment to the Articles of Incorporation of Capital Growth Systems, Inc., dated September 8, 2006.
99.1	Press Release dated September 12, 2006, Announcing Acquisition of 20/20 Technologies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL GROWTH SYSTEMS, INC.

By: /s/ Derry L. Behm
Derry L. Behm,
Chief Financial and Accounting Officer

Dated: September 14, 2006

EXHIBIT INDEX

Exhibits

3.1	Articles of Amendment to the Articles of Incorporation of Capital Growth Systems, Inc., dated September 8, 2006.
99.1	Press Release dated September 12, 2006, Announcing Acquisition of 20/20 Technologies, Inc.